STOCK PURCHASE AGREEMENT


     This Stock Purchase Agreement (the "Agreement") is made as of the 23rd day of April, 1999, by and between LSB Holdings, Inc.
("LSB") and ClimaChem, Inc. ("CCI").

     WHEREAS, MultiClima Holdings, Inc. ("MultiClima Holdings") is a wholly-owned subsidiary of LSB; and

     WHEREAS, MultiClima Holdings owns, by assignment, that (i) certain stock option agreement dated as of June 15, 1994, by and between Dr. Hauri AG, a corporation formed under the laws of Switzerland, and MultiClima Holdings, whereby MultiClima Holdings may purchase up to one hundred percent (100%) of the issued and outstanding common stock of Compagnie Financiere du Tararois ("CFT"), an SARL formed under the laws of France, and (ii) all loans and advances, and security and collateral for such loans and advances, relating to Dr. Hauri AG, CFT, and Beutot S.A. (now known as Muti Clima, S.A.), a corporation formed under the laws of France; and

     WHEREAS, CCI desires to purchase all the issued and outstanding stock of MultiClima Holdings; and

     WHEREAS, LSB desires to sell all of the issued and outstanding stock of MultiClima Holdings to CCI.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, LSB and CCI agree as follows:

     1. Stock Purchase. Pursuant to the terms and conditions contained herein, LSB hereby agrees to sell to CCI and CCI agrees to purchase from LSB all issued and outstanding shares of the stock of MultiClima Holdings (the "Shares").

     2. Delivery of Shares. LSB shall deliver to CCI the certificate(s) evidencing the Shares, together with assignments separate from the certificate(s) endorsed in favor of CCI or its designee.

     3. Purchase Price. After delivery to CCI of the certificate(s) evidencing the Shares, CCI shall pay LSB Two Million Five Hundred Fifty-Eight Thousand, Three Hundred Three and No/100
Dollars ($2,558,303.00).

     4.   Miscellaneous.

               4.1 Full Agreement. This Agreement embodies all representations, warranties and agreements of the parties and supersedes all negotiations and agreements prior to the execution of this Agreement. This Agreement may not be altered or modified except by an instrument in writing signed by the parties.

               4.2 Benefits. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

               4.3 Governing Law. This Agreement shall be governed by and constructed in accordance with the laws of the State of Oklahoma.

               4.4 Section Headings. The section headings contained in this Agreement are for convenience and reference only and shall not in any way affect the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                                   LSB HOLDINGS, INC.


                                   By:_______________________________
                                   Name:_____________________________
                                   Title:____________________________


                                   CLIMACHEM, INC.


                                   By:_______________________________
                                   Name:_____________________________
                                   Title:____________________________